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                          S I D L E Y  &  A U S T I N
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois  60603



                                 June 21, 2000


Unicom Corporation
10 South Dearborn Street
Chicago, Illinois 60603


          Re: 30,000 shares of Common Stock, without par value, to be issued pursuant to the Unicom Corporation Retirement Plan for Directors and the Commonwealth Edison Company Retirement Plan for Directors
                       ---------------------------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Unicom Corporation, an Illinois corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 30,000 shares of Common Stock, without par value (the "New Common Stock"), of the Company to be issued pursuant to the Unicom Corporation Retirement Plan for Directors and the Commonwealth Edison Company Retirement Plan for Directors (collectively, the "Plans").

          We are familiar with the Articles of Incorporation and By-laws of the Company currently in effect and the resolutions adopted to date by the Board of Directors of the Company relating to the Plans and the Registration Statement. We also have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

          2. Each share of the New Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become
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SIDLEY & AUSTIN                                                         CHICAGO


Unicom Corporation
June 21, 2000
Page 2



     effective under the Securities Act and (ii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered to a participant in a Plan in satisfaction of that Plan's obligations to such participant.

          The opinions expressed in this opinion letter are limited to the laws of the State of Illinois and the federal laws of the United States of America.

          We do not find it necessary for purposes of the opinions expressed in this opinion letter to cover, and accordingly we express no opinion as to, the application of the "Blue Sky" or securities laws of the various states to the issuance of the New Common Stock.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                   Very truly yours,



                                   /s/ Sidley & Austin